- 1 - Borr Drilling Limited Incentive-Based Compensation Recoupment Policy (this “Policy”) This Incentive-Based Compensation Recoupment Policy (this “Policy”) has been adopted by the Board of Directors (the “Board”) of Borr Drilling Limited (together with its direct and indirect subsidiaries as the Board determines is applicable, the “Company”) effective as of November 15, 2023. This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”) and with New York Stock Exchange (“NYSE”) Rule 303A.14 (together the “Clawback Rules”) and provides for the recoupment of certain Incentive Based Compensation (as defined below). This Policy shall be administered by the Compensation Committee of the Board (the “Committee”). 1. Recoupment. In the event of a Restatement, any Recoverable Compensation Received prior to the Restatement (a) that is then outstanding but has not yet been paid shall be automatically and immediately forfeited and (b) that has been paid to any person shall, unless determined to be Impracticable, be subject to reasonably prompt recoupment in accordance with Section 2 of this Policy. This Policy is in addition to (and not in lieu of) any right of repayment, forfeiture, reimbursement or off-set against any Covered Person that may be available under any law, government regulation, stock exchange listing requirements or otherwise (whether implemented prior to or after adoption of this Policy). The Committee may, in its sole discretion and in the exercise of its business judgment, determine whether and to what extent additional action is appropriate to address the circumstances surrounding any Restatement to minimize the likelihood of any recurrence and to impose such other discipline as it deems appropriate. 2. Method of Recoupment. In the event that the Committee determines that any person shall repay any Recoverable Compensation, the Committee shall, subject to applicable law, seek to recoup Recoverable Compensation by (i) requiring a Covered Person to repay such amount to the Company by providing written notice to such person by email or certified mail to the physical address on file with the Company for such person, and the person shall satisfy such repayment in a manner and on such terms as required by the Committee, and the Company shall be entitled to offset the repayment amount against such person’s other compensation or any amount owed to such person by the Company (including cancelling or forfeiting any awards); or (ii) such other means or combination of means as the Committee, in its sole discretion, determines to be appropriate to reasonably promptly recoup the repayment amount from the person, in each case, to the fullest extent permitted under applicable law. If the Committee does not specify a repayment timing in the written notice described above, the applicable person shall be required to repay the Recoverable Compensation to the Company by wire, cash or cashier’s check no later than thirty (30) days after receipt of such notice. To the extent that a Covered Person fails to repay all Recoverable Compensation to the Company as determined pursuant to this Policy, the Company shall take all actions reasonable and appropriate to recover such amount, subject to applicable law. The applicable Covered Person shall be required to reimburse the Company for any and all expenses reasonably incurred (including legal fees) by the Company in recovering such amount. 3. Administration of Policy. To the extent permitted by, and in a manner consistent with applicable law, including the laws of Bermuda, US securities laws and SEC and NYSE listing requirements, the Committee shall have full authority to administer, amend or terminate this Policy at any time in its discretion. The Committee shall, subject to the provisions of this Policy, make such determinations and interpretations and take such actions in connection with this Policy as it deems necessary, appropriate or

- 2 - advisable. All determinations and interpretations made by the Committee shall be final, binding and conclusive on all interested parties. Any discretionary determinations of the Committee under this Policy, if any, need not be uniform with respect to all persons, and may be made selectively among persons, whether or not such persons are similarly situated. Notwithstanding anything in this Section 3 to the contrary, no amendment or termination of this Policy shall be effective if such amendment or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate any federal securities laws, rules of the U.S. Securities and Exchange Commission (the “SEC”) or the rules of any national securities exchange or national securities association on which the Company’s securities are then listed. The Committee shall consult with the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) as needed in order to properly administer and interpret any provision of this Policy. 4. Acknowledgement by Executive Officers. The Committee shall provide notice to and seek written acknowledgement of this Policy from each Executive Officer by using a form substantially similar to the form attached hereto as Exhibit A; provided that the failure to provide such notice or obtain such acknowledgement shall not affect the applicability or enforceability of this Policy. 5. No Indemnification. Notwithstanding the terms of any of the Company’s organizational documents, any corporate policy or any contract, no person shall be indemnified, insured or reimbursed by the Company, in respect of any loss of compensation by such person in accordance with this Policy, nor shall any person receive any advancement of expenses for disputes related to any loss of compensation by such person in accordance with this Policy, and no person shall be paid or reimbursed by the Company for any premiums paid by such person for any third-party insurance policy covering potential recovery obligations under this Policy. For this purpose, “indemnification” includes any modification to current compensation arrangements or other means that would amount to de facto indemnification (for example, providing the person a new cash award which would be cancelled to effect the recovery of any Recoverable Compensation). In no event shall any member of the Company be required to award any person an additional payment if any Restatement would result in a higher incentive compensation payment. 6. Disclosures and Record Keeping. The Company shall make all disclosures and filings with respect to this Policy and maintain all documents and records that are required by the applicable rules and forms of the SEC (including, without limitation, Rule 10D-1 under the Securities Exchange Act of 1934 (the “Exchange Act”)) and any applicable exchange listing standard. 7. Miscellaneous. The Committee is authorised to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. The provisions in this Policy are intended to be applied to the fullest extent of the law and consistent with the requirements of the Clawback Rules. To the extent that any provision of this Policy is found to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to applicable law. The invalidity or unenforceability of any provision of this Policy shall not affect the validity or enforceability of any other provision of this Policy. Recoupment of Recoverable Compensation under this Policy is not dependent upon the Company satisfying any conditions in this Policy, including any requirement to provide applicable documentation to NYSE. This Policy and any determinations relating to this Policy shall be construed and interpreted in accordance with the Exchange Act Rule 10D-1 and any applicable exchange listing standard.

- 3 - 8. Successors. This Policy shall be binding and enforceable against all Covered Persons and their beneficiaries, heirs, executors, administrators or other legal representatives with respect to any Recoverable Compensation granted, vested or paid to or administered by such persons or entities. 9. Definitions. In addition to terms otherwise defined in this Policy, the following terms, when used in this Policy, shall have the following meanings: “Applicable Period” means the three completed fiscal years (plus any transition period of less than nine months that is within or immediately following the three completed fiscal years and that results from a change in the Company’s fiscal year) immediately preceding the date on which the Company is required to prepare a Restatement for a given reporting period, with such date being the earlier of: (i) the date that the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Committee action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Restatement; or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare a Restatement. Recovery of any Recoverable Compensation under the Policy is not dependent on if or when the Restatement is actually filed. Recovery of Recoverable Compensation under the Policy is not dependent on if or when the Restatement is actually filed. “Covered Person” means any person who receives Recoverable Compensation. “Effective Date” means October 2, 2023, the effective date of Section 303A.14 of the NYSE Listed Company Manual. “Executive Officer” includes the Company’s president (the chief executive officer), principal financial officer (the chief financial officer), principal accounting officer (the chief accounting officer, or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, other members of senior management (if any) that meet the definition of Executive Officer, or any other person (including any executive officer of the Company’s controlled affiliates) who performs similar policy-making functions for the Company. Executive officers of the Company’s parent(s) or subsidiaries are deemed executive officers of the Company if they perform such policy-making functions for the Company. “Policy-making function” does not include policy-making functions that are not significant. Both current and former Executive Officers are subject to the Policy in accordance with its terms. For the avoidance of doubt, the Board shall have full discretion to determine which individuals in the Company shall be considered an “Executive Officer” for purposes of this Policy. “Financial Reporting Measure” means (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements (including “non-GAAP” financial measures, such as those appearing in earnings releases), and any measure that is derived wholly or in part from such measure, including: total revenues, net income, adjusted EBITDA, liquidity measures, (ii) share price and (iii) total shareholder return (“TSR”). Financial Reporting Measures need not be presented within the Company’s financial statements or included in a filing with or submission to the SEC. “Company” means the Company and each of its direct and indirect Subsidiaries, as applicable. “Home Country” means the Company’s jurisdiction of incorporation, being Bermuda.

- 4 - 1770470-LONSR01A - MSW “Impracticable” means, after exercising a normal due process review of all the relevant facts and circumstances and taking all steps required by Exchange Act Rule 10D-1 and any applicable exchange listing standard, the Committee (or, if the Committee is not a committee of the Board responsible for the Company’s executive compensation decisions and composed entirely of independent directors pursuant to NYSE independent standards, a majority of the independent directors pursuant to NYSE independent standards serving on the Board) determines that forfeiture and/or recovery of the Recoverable Compensation would be impracticable because of any of the following circumstances: (i) that the direct expense that the Company would pay to a third party (for example, reasonable legal expenses and consulting fees) to assist in recovering the Recoverable Compensation to enforce this Policy would exceed the amount to be recovered, including the costs that could be incurred if pursuing such recovery would violate local laws other than the Company’s Home Country laws (following reasonable attempts by the Company to recover such Recoverable Compensation, the documentation of such attempts, and the provision of such documentation to NYSE); (ii) that such recovery would violate the Company’s Home Country laws adopted prior to November 28, 2022 (provided that the Company obtains an opinion of Home Country counsel acceptable to NYSE that recovery would result in such a violation and provides such opinion to NYSE); or (iii) that the recovery o would likely cause any otherwise tax-qualified retirement plan, under which benefits are broadly available to the Company’s employees, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. “Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure; however it does not include: (i) base salaries; (ii) awards (either cash or equity) that are based upon subjective, strategic or operational standards; and (iii) equity awards that vest solely on the passage of time. “NYSE” means the New York Stock Exchange. “Received” Incentive-Based Compensation is deemed “received” in any Company fiscal period during which the Financial Reporting Measure specified in or otherwise relating to the Incentive-Based Compensation award is attained, even if the grant, vesting or payment of the Incentive-Based Compensation occurs after the end of that period. “Recoverable Compensation” means all Incentive-Based Compensation (calculated on a pre-tax basis) granted, vested or paid on or after the Effective Date to a person: (i) after beginning service as an Executive Officer; (ii) who served as an Executive Officer at any time during the performance period for that Incentive-Based Compensation; (iii) while the Company had a class of securities listed on a national securities exchange or national securities association; and (iv) during the Applicable Period, that exceeds the amount of Incentive-Based Compensation that otherwise would have been Received had the amount been determined based on the Financial Reporting Measures, as reflected in the applicable Restatement. With respect to Incentive-Based Compensation based on share price or TSR, when the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in a Restatement, the amount must be based on a reasonable estimate of the effect of the Restatement on the share price or TSR upon which the Incentive-Based Compensation was received, and the Committee shall maintain documentation of such determination and provide such documentation to NYSE. “Restatement” means an accounting restatement of any of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (often referred to as a “Big R” restatement), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (often referred to as a “little r” restatement), within the

- 5 - meaning of Exchange Act Rule 10D-1 and Section 303A.14 of the NYSE Listed Company Manual. As of the Effective Date of this Policy (but subject to changes that may occur in accounting principles and rules following the Effective Date), a Restatement does not include situations in which financial statement changes did not result from error corrections under the then-current relevant accounting standards, such as, but not limited to retrospective: (i) application of a change in accounting principles; (ii) revision to reportable segment information due to a change in the structure of the Company’s internal organization; (iii) reclassification due to a discontinued operation; (iv) application of a change in reporting entity, such as from a reorganization of entities under common control; (v) adjustment to provision amounts in connection with a prior business combination; and (vi) revision for share splits, share dividends, reverse share splits or other changes in capital structure. Recovery of any Recoverable Compensation under the Policy is not dependent on fault, fraud or misconduct by any person in connection with the Restatement. “Subsidiary” means any domestic or foreign corporation, partnership, association, joint stock company, joint venture, trust or unincorporated organization “affiliated” with the Company, that is, directly or indirectly, through one or more intermediaries, “controlling,” “controlled by” or “under common control with,” the Company. “Control” for this purpose means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, contract or otherwise.